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                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(i)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee previously paid with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________
     (2) Form, Schedule or Registration Statement No.:_________________________
     (3) Filing Party:_________________________________________________________
     (4) Date Filed:___________________________________________________________

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FOR IMMEDIATE RELEASE
---------------------

Safety-Kleen Adjourns Special Meeting to Vote on Merger Agreement with SK Parent Corp.; Reschedules For March 9, 1998

ELGIN, IL., Feb. 25/PRNewswire/ -- Safety-Kleen Corp. (NYSE:SK - news) today announced that in accordance with the determination of its Board of Directors, it adjourned its special meeting of shareholders scheduled to be held at 3 p.m. today.

In reaching its decision, the Board considered among other things, the fact that the approval of the merger requires the affirmative vote of two-thirds of the outstanding shares, with is a very high hurdle; as well as concerns communicated by many shareholders that the audited financial statements of Philip Services Corp. (NYSE:PHV - news), a principal of SK Parent Corp., will not be issued until March 4, 1998 and the request by certain shareholders that the uncertainty surrounding the possible effect of Philip's financial audit on Philip's financing for the merger be eliminated by adjourning the meeting.

The Board elected to adjourn the meeting until Monday, March 9, 1998, at 3 p.m. at The Elgin Community College Business Conference Center, to allow shareholders the opportunity to cast a fully informed vote on the merger.

Safety-Kleen is an environmental and industrial service company dedicated to helping nearly 400,000 automotive and industrial customers recycle and process their waste streams.
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Safety-Kleen Announces Preliminary Proxy Count

ELGIN, Ill., Feb. 25 -- Safety-Kleen Corp. (NYSE: SK - news) today announced that, based upon a preliminary count by its proxy solicitor ChaseMellon of proxies it has received, those proxies represent approximately 70% of the outstanding shares, of which more than two-thirds are in favor of the merger with SK Parent Corp. "We appreciate shareholders' continued support of the $27 per share all cash merger with SK Parent Corp., and all parties associated with this offer remain fully committed to consummating this deal," stated Don Brinckman, Safety-Kleen Chairman and Chief Executive Officer.

Safety-Kleen is an environmental and industrial service company dedicated to helping nearly 400,000 automotive and industrial customers recycle and process their waste streams.